EXHIBIT 10.1

SUMMARY OF COMPENSATION ARRANGEMENTS FOR EXECUTIVE OFFICERS

All executive officers of the Company are “at will” employees. Currently, other than “Change in Control” agreements, which agreements were discussed in our most recent definitive Proxy Statement for the Annual Meeting of Shareholders, which information is incorporated in this exhibit by reference, we do not have any written or oral employment arrangements with any of our executive officers.

Current Executive Officer Annual Base Salary

The table below summarizes the current annual base salary being paid to each of our current named executive officers. All compensation arrangements between officer and the Company are subject to oversight and approval of our Compensation Committee, and may be modified from time to time.

Name and Title	Annual Base Salary as of June 30, 2005
Steven J. Goldman	$520,000
Chairman and Chief Executive Officer
William T. Yeates	$350,012
President and Chief Operating Officer
Brad W. Godfrey	$275,000
President, Embedded Products
William Franciscovich	$235,040
Senior Vice President, Worldwide Sales
Randall H. Holliday	$235,040
Secretary and General Counsel
Paul E. Ross	$190,000
Vice President—Finance, Treasurer and Chief Financial Officer
Veronica Tarrant	$190,000
Vice President—Finance and Chief Accounting Officer

Other Compensation Arrangements for Officers and Directors

Other information regarding bonus eligibility, outside director compensation arrangements, and other compensation entitlements is set forth in our most recent definitive Proxy Statement for the Annual Meeting of Shareholders, which information is incorporated in this exhibit by reference.